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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-56494 of BUCA, Inc. and subsidiaries on Form S-3 and in Registration Statement No. 333-78295, No. 333-48154, No. 333-48156, No. 333-65130, and No.
333-83818 of BUCA, Inc. and subsidiaries on Form S-8 of our report dated January 25, 2002, included in the Annual Report on Form 10-K of BUCA, Inc. and subsidiaries for the fiscal year ended December 30, 2001.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 26, 2002